Exhibit 10.2

THE OBLIGATIONS EVIDENCED BY THIS CONVERTIBLE SUBORDINATED UNSECURED PROMISSORY NOTE (THIS “NOTE’”) ARE EXPRESSLY SUBORDINATED AS PROVIDED IN THIS NOTE.

THIS NOTE AND THE COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THIS NOTE AND THE COMMON STOCK MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE TERMS OF THIS NOTE AND UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.  TO THE EXTENT TRANSFER IS PERMITTED HEREUNDER, THE ISSUER OF THIS NOTE AND THE COMMON STOCK MAY, IN CONNECTION WITH ANY PERMITTED TRANSFER, REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

CERTAIN TERMS USED IN THIS NOTE ARE DEFINED IN SECTION 6 OF THIS NOTE.

COMPUTER VISION SYSTEMS LABORATORIES, CORP.

CONVERTIBLE SUBORDINATED UNSECURED PROMISSORY NOTE

$6,500,000	March 15, 2013

FOR VALUE RECEIVED, Computer Vision Systems Laboratories, Corp., a Florida corporation (the “Company”), promises to pay to The Tamala L. Longaberger Revocable Trust (“Investor”), in lawful money of the United States of America, the principal amount of $6,500,000, together with simple interest on the unpaid principal balance of this Note at a rate equal to four percent (4.0%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days.

This Note is issued by the Company pursuant to the terms and conditions of a Purchase Agreement between Investor and the Company, dated effective even date herewith (the “Purchase Agreement”).

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by acceptance of this Note, agrees:

1.                                      Payments.

(a)                                 Principal.  The principal of this Note shall be due and payable on each anniversary of the date hereof (the “Issuance Date”), beginning with the third anniversary of the Issuance Date and with each such annual payment being in an amount equal to one-fifteenth (1/15) of the original principal amount of this Note and with all unpaid and unconverted principal of this Note due and payable on the tenth (10th) anniversary of the Issuance Date (the “Maturity Date”).

(b)                                 Interest.  Accrued and unpaid interest on this Note shall be due and payable on each anniversary of the Issuance Date; provided, however, up through and including the third anniversary of the Issuance Date, the Company may, in its sole and absolute discretion, elect to not make any payments of interest in cash hereunder (a “PIK Election”), and at any time when the Company is prohibited from making payments of cash interest hereunder pursuant to any Subordination Agreement (“Mandatory PIK”), the Company shall not make an interest payment otherwise due in cash under this Note, but rather in each case such interest payment shall be payable in kind (herein referred to as “PIK Interest”) and such PIK Interest shall be automatically (without further action) added to the outstanding principal balance of this Note and any such amounts so added shall thereafter, for all purposes, be deemed to be a part of the principal amount of this Note.  For the avoidance of doubt, the Company shall not be deemed to have defaulted in the payment of accrued and unpaid interest solely by virtue of making a PIK Election or complying with a Mandatory PIK in accordance with the preceding sentence.  All accrued and unpaid interest at the Maturity Date shall be paid in cash.

(c)                                  Voluntary Prepayment.  Notwithstanding anything to the contrary in this Note or in the Purchase Agreement, this Note may be prepaid, in whole or in part, at any time, without premium or penalty.

2.                                      Subordination.

(a)                                 Subordination to Senior Indebtedness.  The Company covenants and agrees, and Investor covenants and agrees, expressly for the benefit of the holders of Senior Indebtedness, that the cash payment of the principal of, and interest on, this Note and any other amounts pursuant to this Note or the Purchase Agreement are hereby expressly subordinate and junior to the prior payment and satisfaction in full of all Senior Indebtedness as set forth in this Section 2.

(b)                                 Suspension of Payments.  Upon any dissolution, winding-up, voluntary or involuntary liquidation or reorganization of the Company (including any bankruptcy, insolvency, receivership proceeding, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company pursuant to any debtor relief laws), the Company shall not pay, and Investor shall not be entitled to receive, any additional amount in respect of the principal of, interest on or any other amounts payable pursuant to this Note or the Purchase Agreement unless and until the Senior Indebtedness shall have been paid and satisfied in full or otherwise completely discharged.

(c)                                  Payments to Senior Indebtedness.  Upon any dissolution, winding up, voluntary or involuntary liquidation or reorganization of the Company, any payment or distribution of assets of the Company, whether in cash, property or securities, which Investor would be entitled to receive but for the provisions hereof shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representatives, ratably according to the aggregate amounts remaining unpaid on Senior Indebtedness held or represented by each, to the extent necessary to pay the Senior Indebtedness in full after giving effect to any concurrent payment or distribution to the holders of Senior Indebtedness.  This Section 2(c) defines the relative rights of the holders of the Senior Indebtedness and Investor.

(d)                                 Senior Indebtedness Default.  No payment shall be made by the Company with respect to the principal of, or interest on, this Note if (i) a Senior Indebtedness Default shall have occurred and shall not have been cured or waived, (ii) a payment by the Company to or for the benefit of Investor could reasonably be expected to result, immediately after giving effect thereto, in a Senior Indebtedness Default, or (iii) full payment of all amounts then due for principal of, and interest on, Senior Indebtedness shall not then have been made or duly provided for.  If, notwithstanding the foregoing, the Company shall make any payment prohibited by the preceding sentence, then, unless and until any such Senior Indebtedness Default shall have been cured or waived or shall cease to exist, such payment shall be deemed to be the property of the holders of Senior Indebtedness and shall be held in trust for the benefit of, and shall be paid over to, the holders of Senior Indebtedness as their respective interests may appear, to the extent necessary to pay in full all Senior Indebtedness then due, after giving effect to any concurrent payment to the holders of such Senior Indebtedness.  During the existence of one or more of the circumstances described in (i), (ii), or (iii) above, the Company not making cash payments to Investor shall not be considered a default or breach of the Company’s Obligations to Investor, and Investor shall not have any right to institute any legal proceedings to enforce any payment of principal or interest then due on this Note or accelerate the Obligations hereunder.

(e)                                  Subordination Agreements.  Investor agrees to execute and deliver from time to time after the Issuance Date for the benefit of any lender of the Company holding Senior Indebtedness any Subordination Agreement requested by such lender subordinating this Note and all of the Company’s Obligations hereunder to Senior Indebtedness held by such lender.  In addition, Investor irrevocably appoints each executive officer of the Company as Investor’s attorney-in-fact, with full power of substitution, to execute and deliver any and all Subordination Agreements such attorney-in-fact, in his or her sole discretion, determines are reasonably necessary in order to subordinate this Note and all Obligations hereunder to any Senior Indebtedness; provided, however, Investor shall be given a reasonable opportunity to first execute and deliver such documents and instruments prior to the execution and delivery by an executive officer of the Company.  The power of attorney granted pursuant to this section is coupled with an interest and will be irrevocable until this Note is paid in full or the Conversion has been effected.

3.                                      Events of Default.  Subject to the terms of Section 2 of this Note, each of the following shall constitute an “Event of Default” under this Note:

(a)                                 Failure to Pay.  The Company shall fail to pay any principal or interest payment under this Note on the date due and such payment shall not have been made within fifteen (15) business days of the Company’s receipt of written notice from or on behalf of Investor of such failure to pay; or

(b)                                 Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(c)                                  Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property of the Company, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company, or the debts of the Company under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered, and such proceeding shall not be dismissed or discharged within 90 days of commencement.

4.                                      Rights of Investor upon Default.

(a)                                 Upon the occurrence of any Event of Default (other than an Event of Default described in Sections 3(b) or 3(c)) and at any time thereafter during the continuance of such Event of Default, Investor may, by written notice to the Company, declare all outstanding Obligations hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.  Upon the occurrence of any Event of Default described in Sections 3(b) and 3(c), immediately and without notice, all outstanding Obligations hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.  In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Investor may exercise any other right power or remedy granted to it or permitted to it by law, either by suit in equity or by action at law, or both.

(b)                                 All rights of Investor under this Section 4 are expressly subject and subordinate to the provisions of Section 2, so that the provisions of Section 2 shall control and prevail in the event of any conflict with this Section 4.

5.                                      Conversion.

(a)                                 Mandatory Conversion.  Within 15 days of the date that shares of Common Stock sufficient to effect the conversion of the full amount of this Note (including any and all accrued interest thereon, whether previously converted to principal as PIK Interest or otherwise), become available for issuance by the Company in compliance with all applicable laws (as determined by the Company in its sole and reasonable discretion), the full amount of this Note (including any and all accrued interest thereon, whether previously converted to principal as PIK Interest or otherwise) shall be converted into shares of Common Stock at the Conversion Price (the “Conversion”); provided, however, that this Note (including any and all accrued interest thereon, whether previously converted to principal as PIK Interest or otherwise) shall not under any circumstance (other than as contemplated in Section 5(c)) be convertible into more than 32,500,000 shares of Common Stock (the “Maximum Conversion Stock Amount”).

(b)                                 Fractional Shares; Effect of Conversion.  Fractional shares of Common Stock may be issued upon conversion of this Note.  Upon conversion of the entire unpaid principal of this Note and all accrued and unpaid interest not converted into principal as PIK Interest, the Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.  Investor understands that any interest payments through the third anniversary of the Issuance Date may be paid, at the Company’s option, through PIK Interest.

(c)                                  Adjustments.  The shares of Common Stock issuable upon the Conversion and the Conversion Price will be proportionally adjusted in the event of any stock dividend, stock split, or reverse stock split (share combination) with respect to the Common Stock outstanding as of the date hereof declared after the date hereof and prior to the Conversion.

6.                                      Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a)                                 The term “Common Stock” means shares of $0.0001 par value common stock of the Company.

(b)                                 The term “Conversion Price” means $0.20 per share of Common Stock; provided, however, that the foregoing shall be subject to adjustment as may be necessary to accommodate the limits imposed by the Maximum Conversion Stock Amount.

(c)                                  The term “Event of Default” has the meaning given in Section 3 hereof.

(d)                                 The term “Obligations” shall mean and include all indebtedness, loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description, now existing or hereafter arising, under or pursuant to the terms of this Note or the Purchase Agreement, including all principal, interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the

Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(e)                                  The term “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture, a trust or other entity or a governmental authority.

(f)                                   The term “Senior Indebtedness” means any and all obligations (including, but not limited to, principal, interest and fees) of the Company or any of its direct or indirect parent entities or subsidiaries, whether outstanding on the date hereof or hereafter created or incurred, on or relating to (i) any indebtedness for money borrowed or evidenced by bonds, notes, debentures or similar instruments, or indebtedness for money borrowed under any loan agreements, credit agreements, applications for or agreements of reimbursement of advances under letters of credit, open account, or overdraft, (ii) obligations arising under hedging agreements or in connection with bank products, (iii) indebtedness arising under a guaranty by the Company of indebtedness of others of the type referred to in the immediately preceding clause (i) or (ii), (iv) all deferrals, renewals, extensions, modifications, increases and refinancings of any such indebtedness and (v) any deferred purchase price (whether represented by a promissory note, earn-out, contractual obligation or otherwise) hereafter payable by the Company or any direct or indirect subsidiary of the Company in consideration, in whole or in part, to (A) one or more of the equity owners of a Person the equity of which is being acquired, in whole or in part, by the Company or any direct or indirect subsidiary of the Company and/or (B) any Person the assets of which are being acquired by the Company or any direct or indirect subsidiary of the Company.  Senior Indebtedness shall not include the indebtedness evidenced by the Convertible Subordinated Unsecured Promissory Note of the Company dated December 15, 2012 payable to the order of Richmont Capital Partners V LP in the original principal amount of $20,000,000.

(g)                                  The term “Senior Indebtedness Default” means the occurrence of a default or any event of default (or any event which, with the giving of notice or passage of time or both, would be a default or an event of default) with respect to any Senior Indebtedness, as default and/or event of default are defined therein or any instrument under which the same is outstanding.

(h)                                 The term “Subordination Agreement” means a subordination agreement, inter-creditor agreement or other agreement that a holder of Senior Indebtedness requires Investor to execute with respect to the payment of the Obligations.

7.                                      Representations and Warranties of the Investor.  Investor hereby represents and warrants to, and agrees with, the Company that:

(a)                                 Further Limitations on Disposition.  Without in any way limiting the representations of Investor set forth in the Purchase Agreement, Investor further agrees not to make any disposition of all or any portion of this Note or the Common Stock issuable upon conversion of this Note unless and until:

(i)             there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)          Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, if reasonably requested by the Company, Investor shall furnish the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition shall not require registration of such securities under the Securities Act.  It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in extraordinary circumstances.

The transferee shall, prior to giving effect to such transfer, agree in writing to be subject to the terms of this Section to the same extent as if the transferee were the original Investor.

(b)                                 Legends.  It is understood that the instruments evidencing the underlying securities shall bear a legend substantially similar to the legend set forth below (in addition to any legend required under applicable federal or state securities laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE COMPANY, WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF THE COMPANY, TO BE EVIDENCED BY AN OPINION OF INVESTOR’S COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.”

(c)                                  Removal of Legend.  The legend set forth in Section 7(b) above shall be removed by the Company from any instruments evidencing the underlying securities upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer shall not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the underlying securities.  It is understood that the Company may issue stop transfer instructions to the Company’s transfer agent in connection with the restrictions set forth in any applicable legend.

8.                                      Miscellaneous.

(a)                                 Successors and Assigns; No Transfer of this Note Without the Company’s Prior Express Written Consent.

(i)             Subject to the restrictions on transfer described in this Note, the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, legatees, heirs, administrators and transferees of the parties.

(ii)          Neither this Note nor the rights or obligations hereunder may be transferred or assigned, in whole or in part, without the prior written consent of the Company and then only in accordance with these provisions.  With respect to any offer, sale or other disposition of this Note or securities into which this Note may be converted, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor whether Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company.  If a determination has been made pursuant to this Section 8(a) that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made.  The Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Act.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.  Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Purchase Agreement.  Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

(b)                                 Waiver and Amendment.  Any provision of this Note may be amended, waived or modified only upon the written consent of the Company and Investor.

(c)                                  Notices.  All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to the Company and Investor at the respective address of each pursuant to the Purchase Agreement.  All such notices and other communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with Federal Express or UPS for overnight delivery or (v) four days after being deposited in the U.S. mail, first class, with postage prepaid.

(d)                                 Payment.  Unless converted into Common Stock pursuant to the terms of this Note, payment of the outstanding principal of this Note shall be made in lawful tender of the United States.  Unless paid by PIK Interest pursuant to the terms of this Note or converted into Common Stock pursuant to the terms of this Note, payment of interest hereunder shall be made in lawful tender of the United States.

(e)                                  Usury.  In the event any interest is paid or payable on this Note and is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall automatically be deemed a payment of principal and applied against the outstanding principal of this Note.

(f)                                   Expenses; Waivers.  Subject to Section 2 hereof, if an Event of Default occurs under this Note, such Event of Default is not cured and continues and an action is instituted by or on behalf of Investor to collect this Note, then the Company promises to pay all reasonable and necessary costs and expenses, including reasonable attorneys’ fees and costs, incurred by Investor in connection with such action.  The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this Note.

(g)                                  Governing Law.  This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflicts of law provisions of the State of Texas.

(h)                                 Waiver of Jury Trial; Judicial Reference.  By acceptance of this Note, Investor hereby waives, and the Company hereby waives, all rights to a jury trial of any claim or cause of action based upon or arising out of this Note.  The parties agree that any litigation directly or indirectly relating to this agreement must be brought before and determined by a court of competent jurisdiction within Dallas, Texas, and the parties hereby agree to waive any rights to object to, and hereby agree to submit to, the jurisdiction of such courts.

(This space intentionally blank.  Signature Page Follows.)

The Company has caused this Note to be issued as of the date first written above.

COMPUTER VISION SYSTEMS LABORATORIES, CORP., a Florida corporation

By:	/s/ Kelly L. Kittrell
Name:	Kelly L. Kittrell
Title:	Chief Financial Officer

CONVERTIBLE SUBORDINATED UNSECURED PROMISSORY NOTE – SIGNATURE PAGE